                                                                   EXHIBIT 10.47

                                Amendment No. 3
                                       to
                              Amended and Restated
                            Asset Purchase Agreement
                                      and
                                Amendment No. 1
                                       to
                        Transitional Services Agreement
                                    between
                               Memry Corporation
                                      and
                              Raychem Corporation


          This AMENDMENT NO. 3 to Amended and Restated Asset Purchase Agreement and AMENDMENT NO. 1 to Transitional Services Agreement (this "Amendment"), is made and executed this 19th day of February and effective as of the 20th day of December, 1996, by and between Memry Corporation, a Delaware corporation (the "Buyer"), and Raychem Corporation, a Delaware corporation (the "Seller"). The Buyer and the Seller are referred to collectively herein as the "Parties."

                                    RECITAL

          Buyer and Seller have entered into an Amended and Restated Asset Purchase Agreement, dated as of May 10, 1996, as amended by Amendment No. 1 thereto, dated as of June 28, 1996 and by Amendment No. 2 thereto, dated as of August 11, 1996 (said agreement, as so amended, the "Purchase Agreement") and a Transitional Services Agreement dated as of June 28, 1996 (the "Transitional Services Agreement"). It is the desire of the Parties to amend certain provisions of the Purchase Agreement and Transitional Services Agreement as set forth herein.

          ACCORDINGLY, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

     1.   PURCHASE AGREEMENT

          (a) All capitalized terms used in this Section 1 but not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

          (b) The section of the Disclosure Schedule to the Purchase Agreement titled "Patents and Patent Applications" is hereby amended by substituting for such section the document attached as Exhibit 1 hereto.
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          (c) Section 2.(f) of the Purchase Agreement is hereby amended by substituting the following therefor:

          "(f) Inventory Adjustment. Not later than June 30, 1997, Buyer shall pay to Seller the amount of $150,000 as an adjustment for excess inventory."

          (d) Except as specifically set forth in this Section, the terms of the Purchase Agreement and the exhibits and schedules thereto shall remain unmodified and in full force and effect. The parties hereby acknowledge and agree that nothing herein shall be deemed to constitute a waiver of any or all of either party's rights under the Purchase Agreement, whether such rights arise pursuant to contract, common law, or otherwise.

     2.   TRANSITIONAL SERVICES AGREEMENT

          (a) All capitalized terms used in this Section 2 but not otherwise defined herein shall have the meanings ascribed thereto in the Transitional Services Agreement.

          (b) Section 1 of the Transitional Services Agreement is hereby amended by renaming Section 1.3 thereto as Section 1.3(a), by adding a new Section 1.3(b) to provide, in its entirety, as set forth below, and by amending and restating Section 1.4 thereto to provide, in its entirety, as set forth below:

               "1.3(b)    From and after December 20, 1996 and until not later
          than the earlier of (i) the date the Training Personnel (as defined below) complete training of Memry personnel (as determined by Memry in its reasonable discretion); and (ii) January 24, 1997, Raychem shall provide to Memry the services of the employees listed on Exhibit 3
                                                                   ---------
          ("Training Personnel") at Raychem's total cost of the employees' services, for the purpose of allowing such Training Personnel to train Memry personnel in performing tasks heretofore performed by the Training Personnel. Memry shall provide all travel and temporary living expenses in connection with services provided by the Training Personnel after December 20, 1996. Memry shall supervise all Training Personnel provided pursuant to this subsection. Notwithstanding anything to the contrary in this Section 1.3(b), Raychem shall have the authority for necessary disciplinary action relating to such Training Personnel in accordance with Raychem human resource policies. Raychem shall have the responsibility for any federal, state and local employment related taxes or expenses, including federal and state withholding and unemployment insurance.

               1.4 Raychem is not obligated to replace any Personnel or Training Personnel provided pursuant to Section 1.3 who

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          voluntarily or involuntarily terminate their employment with Raychem or become unavailable due to disability or medical leave. Raychem shall not transfer any Personnel or Training Personnel provided pursuant to Section 1.3 to other positions at Raychem while they are providing services pursuant to this Agreement without prior agreement with Memry."

          (c) Section 2.3 of the Transitional Services Agreement is hereby amended by substituting the following therefor:

          "2.3  Term.  This Agreement shall expire on the earlier to occur of
                ----
          (i) January 24, 1997 or (ii) a date mutually agreed by the parties."

          (d) The Transitional Services Agreement is hereby amended by adding

Exhibit 3 hereto as Exhibit 3 thereto.
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          (e) Except as specifically set forth in this Section, the terms of the
Transitional Services Agreement and the exhibits and schedules thereto shall remain unmodified and in full force and effect. The parties hereby acknowledge and agree that nothing herein shall be deemed to constitute a waiver of any or all of either party's rights under the Transitional Services Agreement, whether such rights arise pursuant to contract, common law, or otherwise.

     3. To evidence Buyer's obligation pursuant to Section 2.(f) of the Purchase Agreement, Buyer shall issue to Seller a promissory note in substantially the form attached as Exhibit 2 hereto.
                                   ---------

     4. This Amendment shall be governed by and construed according to the laws of the State of California, excluding the choice of laws rules thereof.

     5. This Amendment may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

RAYCHEM CORPORATION                             MEMRY CORPORATION



By:  /s/ John McGraw                            By:   /s/ James G. Binch
     -----------------------------------        -------------------------------
     John McGraw                                James G. Binch
     Vice President                             President

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                                   EXHIBIT 1
                                   ---------


                        PATENTS AND PATENT APPLICATIONS
                        -------------------------------




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                                   EXHIBIT 2
                                   ---------

                                PROMISSORY NOTE




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                                   EXHIBIT 3
                                   ---------

                               TRAINING PERSONNEL





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